As filed with the Securities and Exchange Commission on April 15, 2011
Registration No. 333-124384

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
TRINITY BIOTECH PLC
(Exact name of Registrant as specified in its charter)

Republic of Ireland	Not Applicable
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)
IDA Business Park
Bray, Co. Wicklow
Ireland
011 353 1 276 9800
(Address of Registrant’s principal executive offices)
TRINITY BIOTECH PLC EMPLOYEE SHARE OPTION PLAN 2003
(full title of the plan)
Alan J. Bernstein, Esq.
Carter Ledyard & Milburn LLP
2 Wall Street
New York, NY 10005
(212) 732-3200
(Name and address of agent for service)
(Telephone number, including area code, of agent for service)
Copies to:
Alan J. Bernstein, Esq.
Carter Ledyard & Milburn LLP
2 Wall Street
New York, NY 10005
(212) 732-3200
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

EXPLANATORY NOTE
This Post-Effective Amendment No. 1 to this Registration Statement is being filed to include a prospectus (the “Reoffer Prospectus”) prepared in accordance with General Instruction C of Form S-8 and in accordance with the requirements of Part I of Form F-3. This Reoffer Prospectus may be used for reofferings or resales on a continuous or delayed basis in the future by affiliates of the Company of an aggregate of 3,483,334 Class ‘A’ Ordinary Shares that have been previously issued by the Company upon exercise of the options previously granted under the Company’s 2003 Employee Share Option Plan (the “2003 Plan”).
PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Item 1. Plan Information*
Item 2. Registrant Information and Employee Plan Annual Information*

*
Information required by Part I to be contained in the Section 10(a) Prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the “Note” to Part I of Form S-8.

REOFFER PROSPECTUS
3,483,334 CLASS ‘A’ ORDINARY SHARES
(870,833 ADS Equivalent)
TRINITY BIOTECH PLC
CLASS ‘A’ ORDINARY SHARES
REPRESENTED BY AMERICAN DEPOSITARY SHARES
This prospectus is being used for the offering and sale from time to time by the selling shareholders identified on page 7 of this prospectus of up to a maximum of 3,483,334 Class ‘A’ Ordinary Shares (four Class ‘A’ Ordinary Shares represented by one American Depository Share (“ADS”)) that have been issued under stock options previously granted under our 2003 Employee Share Option Plan (the “ 2003 Plan”).
The selling shareholders, or their pledgees, donees, transferees or other successors-in-interest, may offer the shares through public or private transactions, at prevailing market prices or at privately negotiated prices. The selling shareholders will receive all of the net proceeds from the sale of the shares. We will not receive any proceeds from the sale of the shares. All costs, expenses and fees in connection with the registration of the shares offered hereby will be borne by us. Brokerage commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the selling shareholders.
Our ADSs are listed on the Nasdaq National Cap Market under the symbol “TRIB.” On April 13, 2011, the last sale price of our ADSs as reported by the Nasdaq National Cap Market was $9.30 per ADS.
Investing in our shares involves significant risks. You should read the “Risk Factors” section beginning on page 1 of this prospectus before investing.
Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this Prospectus is April 15, 2011

i

SUMMARY
You should rely only on the information contained in this prospectus or incorporated by reference into this prospectus. We have not authorized any other person to provide you with different information. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of shares.
This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, nor shall there be any sale of these shares by any person in any jurisdiction in which it is unlawful for that person to make such an offer, solicitation or sale.
Whenever we refer to “Trinity Biotech” or to “us,” or use the terms “we” or “our” in this prospectus, we are referring to Trinity Biotech plc an Irish public limited company, and its consolidated subsidiaries. To understand this offering fully, you should read this entire document carefully, including particularly the “Risk Factors” section, as well as the documents identified in the section titled “Where you Can Find More Information.”
About Trinity Biotech
Trinity Biotech plc, an Irish public limited company, was formed in January 1992 to acquire, develop, manufacture and market rapid and laboratory based diagnostic tests for the detection of various infectious diseases, blood coagulation disorders and other medical conditions. In addition, we manufacture, acquire and market diagnostic tests and antibodies through our Irish and Canadian subsidiaries as well as our U.S. subsidiaries, Clark Laboratories Inc. (trading as Trinity Biotech (USA) Corp.), MarDx Diagnostics Inc., Biopool U.S., Inc., Primus Corporation and Fitzgerald Industries International, Inc. Our address is IDA Business Park, Bray, Co. Wicklow, Ireland, telephone number +353 1 276 9800.
RISK FACTORS
You should carefully consider the risk factors listed below. These risk factors may cause our future earnings or our financial condition to be less favorable than we expect. This list includes only the risk factors that we believe are most important and is not a complete list of risks. Other risks may be significant, and the risks listed below may affect us to a greater extent than indicated. You should read this section together with the other information in this prospectus and the documents that are incorporated into this prospectus be reference.
Trinity Biotech’s long-term success depends upon the successful development and commercialization of new products
•	Trinity Biotech’s long-term viability and growth will depend upon the successful discovery, development and commercialization of other products from our research and development (“R&D”) activities. We are committed to significant expenditure on R&D. However, there is no certainty that this investment in research and development will yield technically feasible or commercially viable products. Development of new diagnostic tests is subject to very stringent regulatory control and very significant costs in research, development and marketing. Failure to introduce new products could significantly slow our growth and adversely affect our market share.

Technological advances in the industry could render our products obsolete.
•	We have invested in research and development but there can be no guarantees that our R&D programmes will not be rendered technologically obsolete or financially non-viable by the technological advances of our competitors, which would also adversely affect our existing product lines and inventory. The main competitors of Trinity Biotech (and their principal products with which Trinity Biotech competes) include Siemens (Immulite™, Enzygnost®), Inverness Medical Innovations, Inc. (Determine™, Wampole™, Athena™), Diasorin Inc. (Liasion™, ETIMAX™), Abbott Diagnostics (AxSYM™, IMx™), Bio-Rad (ELISA, WB, Bioplex™ & A1c), Roche Diagnostics (COBAS AMPLICOR™, Ampliscreen™, Accutrend™) and OraSure Technologies, Inc (OraQuick ®).
Trinity Biotech may be unable to protect or obtain proprietary rights that we utilize or intend to utilize.
•	In developing and manufacturing our products, we employ a variety of proprietary and patented technologies. In addition, we have licensed, and expect to continue to license, various complementary technologies and methods from academic institutions and public and private companies. We cannot provide any assurance that the technologies that we own or license provide protection from competitive threats or from challenges to our intellectual property. In addition, we cannot provide any assurances that we will be successful in obtaining licenses or proprietary or patented technologies in the future.
Trinity Biotech’s business is heavily regulated and non-compliance with applicable regulations could reduce revenues and profitability.
•	Our manufacturing and marketing of diagnostic test kits are subject to government regulation in the United States of America by the Food and Drug Administration (“FDA”), and by comparable regulatory authorities in other jurisdictions. The approval process for our products, while variable across countries, is generally lengthy, time consuming, detailed and expensive. Our continued success is dependent on our ability to develop and market new products, some of which are currently awaiting approval from these regulatory authorities. There is no certainty that such approval will be granted or, even once granted, will not be revoked during the continuing review and monitoring process.
•	We are required to comply with extensive post market regulatory requirements. Non-compliance with applicable regulatory requirements of the FDA or comparable foreign regulatory bodies can result in enforcement action which may include recalling products, ceasing product marketing, paying significant fines and penalties, and similar actions that could limit product sales, delay product shipment, and adversely affect profitability.

Trinity Biotech’s business could be adversely affected by changing market conditions
•	The diagnostics industry is in transition with a number of changes that affect the market for diagnostic test products. Changes in the healthcare industry delivery system have resulted in major consolidation among reference laboratories and in the formation of multi-hospital alliances, reducing the number of institutional customers for diagnostic test products. There can be no assurance that we will be able to enter into and/or sustain contractual or other marketing or distribution arrangements on a satisfactory commercial basis with these institutional customers.
Future acquisitions may be less successful than expected, and therefore, growth may be limited.
•	Trinity Biotech has historically grown organically and through the acquisition of, and investment in, other companies, product lines and technologies. There can be no guarantees that recent or future acquisitions can be successfully assimilated or that projected growth in revenues or synergies in operating costs can be achieved. Our ability to integrate future acquisitions may also be adversely affected by inexperience in dealing with new technologies, and changes in regulatory or competitive environments. Additionally, even during a successful integration, the investment of management’s time and resources in the new enterprise may be detrimental to the consolidation and growth of our existing business.
Our revenues are highly dependent on a network of distributors worldwide.
•	Trinity Biotech currently distributes its product portfolio through distributors in approximately 75 countries worldwide. Our continuing economic success and financial security is dependent on our ability to secure effective channels of distribution on favourable trading terms with suitable distributors.
Our patent applications could be rejected or the existing patents could be challenged; our technologies could be subject to patent infringement claims; and trade secrets and confidential know-how could be obtained by competitors.
•	We can provide no assurance that the patents Trinity Biotech may apply for will be obtained or that existing patents will not be challenged. The patents owned by Trinity Biotech and its subsidiaries may be challenged by third parties through litigation and could adversely affect the value of our patents. We can provide no assurance that our patents will continue to be commercially valuable.
•	Trinity Biotech currently owns 6 US patents with remaining patent lives varying from less than one year to 16 years. In addition to these US patents, Trinity Biotech owns a total of 5 additional non-US patents with expiration dates varying between the years 2011 and 2023.
•	Also, our technologies could be subject to claims of infringement of patents or proprietary technology owned by others. The cost of enforcing our patent and technology rights against infringers or defending our patents and technologies against infringement charges by others may be high and could adversely affect our business.

•	Trade secrets and confidential know-how are important to our scientific and commercial success. Although we seek to protect our proprietary information through confidentiality agreements and other contracts, we can provide no assurance that others will not independently develop the same or similar information or gain access to our proprietary information.
Trinity Biotech may be subject to liability resulting from its products or services.
•	Trinity Biotech may be subject to claims for personal injuries or other damages resulting from its products or services. Trinity Biotech has global product liability insurance in place for its manufacturing subsidiaries up to a maximum of €6,500,000 (US$8,679,000) for any one accident, limited to a maximum of €6,500,000 (US$8,679,000) in any one year period of insurance. A deductible of US$25,000 is applicable to each insurance event that may arise. There can be no assurance that our product liability insurance is sufficient to protect us against liability that could have a material adverse effect on our business.
Significant interruptions in production at our principal manufacturing facilities and/or third-party manufacturing facilities would adversely affect our business and operating results.
•	Products manufactured at our facilities in Bray, Ireland, Jamestown, New York, Kansas City Missouri and Carlsbad, California comprised approximately 76% of revenues in 2010. Our global supply of these products and services is dependent on the uninterrupted and efficient operation of these facilities. In addition, we currently rely on a small number of third-party manufacturers to produce certain of our diagnostic products and product components. The operations of our facilities or these third-party manufacturing facilities could be adversely affected by fire, power failures, natural or other disasters, such as earthquakes, floods, or terrorist threats. Although we carry insurance to protect against certain business interruptions at our facilities, there can be no assurance that such coverage will be adequate or that such coverage will continue to remain available on acceptable terms, if at all. Any significant interruption in the Group’s or third-party manufacturing capabilities could materially and adversely affect our operating results.
We are highly dependent on our senior management team and other key employees, and the loss of one or more of these employees could adversely affect our operations.
•	Trinity Biotech’s success is dependent on certain key management personnel. Our key employees at December 31, 2010 were Ronan O’Caoimh, our CEO and Chairman, Rory Nealon, our COO and Jim Walsh, our Chief Scientific Officer. If such key employees were to leave and we were unable to obtain adequate replacements, our operating results could be adversely affected.

We are dependent on suppliers for the primary raw materials required for its test kits.
•	The primary raw materials required for Trinity Biotech’s test kits consist of antibodies, antigens or other reagents, glass fibre and packaging materials which are acquired from third parties. Although Trinity Biotech does not expect to be dependent upon any one source for these raw materials, alternative sources of antibodies with the characteristics and quality desired by Trinity Biotech may not be available. Such unavailability could affect the quality of our products and our ability to meet orders for specific products.
We could be adversely affected by healthcare reform legislation.
•	Changes in government policy could have a significant impact on our business by increasing the cost of doing business, affecting our ability to sell our products and negatively impacting our profitability. The newly enacted Patient Protection and Affordable Care Act imposes a new 2.3% excise tax on medical device makers beginning in 2013, which could have a material negative impact on our results of operations and our cash flows. At present, given the infancy of the enacted reform, we are unable to predict what effect the legislation might ultimately have on reimbursement rates for our products. If reimbursement amounts for diagnostic testing services are decreased in the future, such decreases may reduce the amount that will be reimbursed to hospitals or physicians for such services and consequently could place constraints on the levels of overall pricing, which could have a material effect on our sales and/or results of operations. Other elements of this legislation could meaningfully change the way healthcare is developed and delivered, and may materially impact numerous aspects of our business.
Global economic conditions may have a material adverse impact on our results.
•	We currently generate significant operating cash flows, which combined with access to the credit markets provides us with discretionary funding capacity for research and development and other strategic activities. Current uncertainty in global economic conditions poses a risk to the overall economy that could impact demand for our products, as well as our ability to manage normal commercial relationships with our customers, suppliers and creditors, including financial institutions. If global economic conditions deteriorate significantly, our business could be negatively impacted, including such areas as reduced demand for our products from a slow-down in the general economy, supplier or customer disruptions resulting from tighter credit markets and/or temporary interruptions in our ability to conduct day-to-day transactions through our financial intermediaries involving the payment to or collection of funds from our customers, vendors and suppliers.
Our sales and operations are subject to the risks of fluctuations in currency exchange rates.
•	A substantial portion of our operations are in Ireland and Europe is one of our main sales territories. As a result, changes in the exchange rate between the U.S. dollar and the euro can have significant effects on our results of operations.

The conversion of our outstanding employee share options and warrants would dilute the ownership interest of existing shareholders.
•	The warrants issued in 2008 and 2010 and the total share options exercisable at December 2010, as described in Item 18, note 19 to the consolidated financial statements included in our annual report on Form 20-F for 2010, are convertible into American Depository Shares (ADSs), 1 ADS representing 4 Class “A” Ordinary Shares. The exercise of the share options exercisable and of the warrants will likely occur only when the conversion price is below the trading price of our ADSs and will dilute the ownership interests of existing shareholders. For instance, should the options and warrant holders of the 5,226,413 ‘A’ Ordinary shares (1,306,603 ADSs) exercisable at December 31, 2010 be exercised, Trinity Biotech would have to issue 5,226,413 additional ‘A’ ordinary shares (1,306,603 ADSs). On the basis of 84,116,865 ‘A’ ordinary shares outstanding at December 31, 2010, this would effectively dilute the ownership interest of the existing shareholders by approximately 6%.
It could be difficult for US holders of ADSs to enforce any securities laws claims against Trinity Biotech, its officers or directors in Irish Courts.
•	At present, no treaty exists between the United States and Ireland for the reciprocal enforcement of foreign judgements. The laws of Ireland do however, as a general rule, provide that the judgements of the courts of the United States have in Ireland the same validity as if rendered by Irish Courts. Certain important requirements must be satisfied before the Irish Courts will recognize the United States judgement. The originating court must have been a court of competent jurisdiction, the judgement may not be recognized if it is based on public policy, was obtained by fraud or its recognition would be contrary to Irish public policy. Any judgement obtained in contravention of the rules of natural justice will not be enforced in Ireland.
NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus (including documents incorporated in it by reference in this prospectus) contain forward-looking statements which involve known and unknown risks and uncertainties. We include this notice for the express purpose of permitting Trinity Biotech to avail itself of the protections of the safe harbor provided by the Private Securities Litigation Reform Act of 1995 for all such forward looking statements. Examples of forward-looking statements include: (1) projections of capital expenditures, revenues, growth, prospects, financial resources and other financial matters; (2) statements of our plans or objectives; and (3) statements using the words “anticipate,” “believe,” “estimate,” “expect,” “may,” “intent,” “plan,” “project,” “understand,” and other verbs suggesting uncertainty.
Our ability to predict results of Trinity Biotech’s operations or the effects of certain events on Trinity Biotech’s operating results is inherently uncertain. Therefore, we caution you to consider carefully the matters described under the caption “Risk Factors” and certain other matters discussed in this prospectus (including the documents incorporated by reference in this prospectus), and other publicly available sources. Such risks and many other factors beyond the control of Trinity Biotech’s management could cause the actual results, performance or achievements of Trinity Biotech to be materially different from any future results, performance or achievements that may be expressed or implied by the forward-looking statements.

USE OF PROCEEDS
The proceeds from the sale of the securities offered pursuant to this prospectus are solely for the account of the selling shareholders. We will not receive any of the proceeds from any sale of securities by the selling shareholders.
SELLING SHAREHOLDERS
The following table sets forth, for the selling shareholders as of March 31, 2011, the number of Class ‘A’ Ordinary Shares and Class ‘B’ Ordinary Shares beneficially owned by each selling shareholder, and the number of shares that may be offered by each selling shareholder using this prospectus and each shareholder’s percentage ownership of our outstanding shares assuming the sale of all of the shares offered hereby. We prepared this table based on the information supplied to us by the selling shareholders. Beneficial ownership is calculated based upon requirements of the Securities and Exchange Commission and is not necessarily indicative of beneficial ownership for any other purpose. Generally, the table is based on 84,290,357 Class ‘A’ Ordinary Shares and 1,400,000 Class ‘B’ Ordinary Shares outstanding as of March 31, 2011. The Percentage After Offering column assumes the exercise of options for (i) 3,483,334 Class ‘A’ Ordinary Shares held by the Selling Shareholders offered under this Reoffer Prospectus, and (ii) 2,017,082 Class ‘A’ Ordinary Shares held by the Selling Shareholders under the Company’s 2006 Employee Share Option Plan (the “2006 Plan”), the reoffer of which is being registered on the date hereof by a post-effective amendment to the registration statement for the 2006 Plan.
We do not know when or in what amounts the selling shareholders may offer shares for sale. The selling shareholders may not sell all or any of the shares offered by this prospectus. Consequently, we cannot estimate the number of the shares that will be held by the selling shareholders after completion of the offering. However, for purposes of the table below, we have assumed that, after completion of the offering, none of the shares covered by this prospectus as of the date of this prospectus will be held by the selling shareholders.

This prospectus may be amended or supplemented from time to time to add selling shareholders to or delete the names of selling shareholders from the following list or to otherwise amend or supplement the information in the table set forth below.

	Number of				Number of		Number of		Number of
	Class ‘A’				Class ‘A’		Class ‘B’	Class	Class ‘B’
	Ordinary		Class ‘A’		Ordinary		Ordinary	‘B’	Ordinary	Percentage
	Shares		Ordinary		Shares		Shares	Ordinary	Shares	Total
	Beneficially		Shares		Beneficially		Beneficially	Shares	Beneficially	Voting
	Owned		that may		Owned		Owned	that may	Owned	Power
	Before		be		After		Before	be	After	After
Name	Offering(1)		Offered(1)		Offering(1)		Offering	Offered	Offering	Offering
Rory Nealon	1,393,333	(2)	425,000		200,000		—	—	—	0.2%
	(348,333 ADS’s	)	(106,250 ADS’s	)	(50,000 ADS’s	)
Ronan O’Caoimh	5,485,412	(3)	2,164,584		3,837,496		—	—	—	4.5%
	(1,371,353 ADS’s	)	(541,146 ADS’s	)	(959,374 ADS’s	)
Peter Coyne	165,000	(4)	145,000		0		—	—	—	0.0%
	(41,250 ADS’s	)	(36,250 ADS’s	)	(0 ADS’s	)
Jim Walsh	1,692,362	(5)	303,750		1,393,612		—	—	—	1.6%
	(423,090 ADS’s	)	(75,937 ADS’s	)	(348,403 ADS’s	)
Denis Burger	165,000	(6)	205,000		0		—	—	—	0.0%
	(41,250 ADS’s	)	(51,250 ADS’s	)	(0 ADS’s	)
James Merselis	95,000	(7)	140,000		0		—	—	—	0.0%
	(23,750 ADS’s	)	(35,000 ADS’s	)	(0 ADS’s	)
Clint Severson	143,000	(8)	100,000		48,000		—	—	—	0.1%
	(35,750 ADS’s	)	(25,000 ADS’s	)	(12,000 ADS’s	)

(1)	The share numbers under “Number of Class ‘A’ Ordinary Shares Beneficially Owned Before Offering” represent the number of shares beneficially owned by each selling shareholder, including shares held directly and shares which the selling shareholder has the right to acquire within 60 days (under both the 2003 Plan and the 2006 Plan). The share numbers under “Class ‘A’ Ordinary Shares that may be Offered” represent the number of options granted under the 2003 Plan, irrespective of whether they are exercisable within 60 days of the date of this prospectus. The share numbers under “Number of Class ‘A’ Ordinary Shares Beneficially Owned After Offering” represent the number of shares beneficially owned by each selling shareholder assuming that all options granted under both the 2003 Plan and the 2006 Plan (the resale of the underlying shares of which is being registered on the date hereof by a post-effective amendment to the registration statement for the 2006 Plan) have been exercised.

(2)	Includes 1,193,333 shares issuable upon exercise of options which are currently exercisable or become exercisable within 60 days of the date of this prospectus.

(3)	Includes 1,647,916 shares issuable upon exercise of options which are currently exercisable or become exercisable within 60 days of the date of this prospectus.

(4)	Includes 165,000 shares issuable upon exercise of options which are currently exercisable or become exercisable within 60 days of the date of this prospectus.

(5)	Includes 298,750 shares issuable upon exercise of options which are currently exercisable or become exercisable within 60 days of the date of this prospectus.

(6)	Includes 165,000 shares issuable upon exercise of options which are currently exercisable or become exercisable within 60 days of the date of this prospectus.

(7)	Includes 95,000 shares issuable upon exercise of options which are currently exercisable or become exercisable within 60 days of the date of this prospectus.

(8)	Includes 95,000 shares issuable upon exercise of options which are currently exercisable or become exercisable within 60 days of the date of this prospectus.
PLAN OF DISTRIBUTION
The Class ‘A’ Ordinary Shares covered by this prospectus may be offered and sold from time to time by the selling shareholders. The term “selling shareholders” includes pledgees, donees, transferees or other successors-in-interest selling shares received after the date of this prospectus from the selling shareholders as a pledge, gift or other non-sale related transfer. To the extent required, we may amend and supplement this prospectus from time to time to describe a specific plan of distribution.
The selling shareholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. The selling shareholders may make these sales at prices and under terms then prevailing or at prices related to the then current market price. The selling shareholders may also make sales in negotiated transactions, including pursuant to one or more of the following methods:
•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;
•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;
•	one or more block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	an over-the-counter distribution in accordance with the rules of The Nasdaq Stock Market;
•	through brokers pursuant to pre-arranged sales plans intended to qualify under Rule l0b5-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);
•	in privately negotiated transactions;
•	in any combination of one or more of these methods; and
•	in any other lawful method.

In connection with distributions of the Class ‘A’ Ordinary Shares or otherwise, the selling shareholders may:
•	enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares in the course of hedging the positions they assume;
•	sell the shares short and redeliver the shares to close out such short positions;
•	enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to them of shares offered by this prospectus, which they may in turn resell; and
•	pledge shares to a broker-dealer or other financial institution, which, upon a default, they may in turn resell.
In addition, the selling shareholders may sell all or a portion of the Class ‘A’ Ordinary Shares that qualify for sale pursuant to Rule 144 or 145 under the Securities Act of 1933 (the “Securities Act”) rather than pursuant to this prospectus.
Sales through brokers may be made by any method of trading authorized by any stock exchange or market on which the shares may be listed or quoted, including block trading in negotiated transactions.
Without limiting the foregoing, such brokers may act as dealers by purchasing any or all of the Class ‘A’ Ordinary Shares covered by this prospectus, either as agents for others or as principals for their own accounts, and reselling such shares pursuant to this prospectus. The selling shareholders may effect such transactions directly, or indirectly through underwriters, broker-dealers or agents acting on their behalf. In effecting sales, broker-dealers or agents engaged by the selling shareholder may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling shareholders, in amounts to be negotiated immediately prior to the sale.
In offering the Class ‘A’ Ordinary Shares covered by this prospectus, the selling shareholders, and any broker-dealers and any other participating broker-dealers who execute sales for the selling shareholders, may be deemed to be “underwriters” within the meaning of the Securities Act in connection with these sales. Any profits realized by the selling shareholders and the compensation of such broker-dealers may be deemed to be underwriting discounts and commissions.
In order to comply with the securities laws of certain states, the Class ‘A’ Ordinary Shares must be sold in those states only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We have advised the selling shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of Class ‘A’ Ordinary shares in the market and to the activities of the selling shareholders and their respective affiliates. In addition, we will make copies of this prospectus available to the selling shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.
All costs, expenses and fees in connection with the registration of the shares offered hereby will be borne by us. Brokerage commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the selling shareholders.
LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS
Our Articles of Association provide that every Director, Managing Director, agent secretary or other officer of Trinity Biotech shall be entitled to be indemnified out of the assets of Trinity Biotech against all losses or liabilities which he may sustain or incur in or about the execution of the duties of his office or otherwise in relation thereto, including any liability incurred by him in defending any proceeding, whether civil or criminal, in which judgment is given in his favor or in which he is acquitted, and no Director or other officer shall be liable for any loss, damage or misfortune which may happen to or be incurred by Trinity Biotech in the execution of the duties of his office or in relation thereto.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

LEGAL MATTERS
The validity of the Class ‘A’ Ordinary Shares offered by this prospectus has been passed upon for us by O’Donnell Sweeney, Dublin, Ireland.
EXPERTS
The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton, independent registered public accountants, upon the authority of said firm as experts in giving said reports.
WHERE YOU CAN FIND MORE INFORMATION
We file annual and special reports and other information with the SEC. You may obtain these filings over the internet at the SEC’s web site at http://www.sec.gov. You may also read and copy these filings at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330, and may obtain copies of Trinity Biotech’s filings from the public reference room by calling (202) 942-8090. Our internet address is http://www.trinitybiotech.com.
Trinity Biotech is a “foreign private issuer” as defined in Rule 3b-4 under the Exchange Act. As a result, our proxy solicitations are not subject to the disclosure and procedural requirements of Regulation 14A under the Exchange Act and transactions in Trinity Biotech’s equity securities by its officers and directors are exempt from Section 16 of the Exchange Act. In addition, Trinity Biotech is not required under the Exchange Act to file periodic reports and financial statements as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.
Our ADSs are listed for quotation on the Nasdaq National Cap Market, and reports and other information filed by us can be inspected at the offices of Nasdaq. Each ADS represents four Class A Ordinary Shares of Trinity Biotech.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The Securities and Exchange Commission regulations allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the Securities and Exchange Commission. The information incorporated by reference is considered part of this prospectus. Information incorporated by reference from earlier documents is superseded by information set forth herein and information that has been incorporated by reference from more recent documents.

The following documents filed by us with the Securities and Exchange Commission are incorporated in this prospectus by reference:
(a) The Company’s Annual Report on Form 20-F for the year ended December 31, 2010 filed on April 14, 2011.
(b) All other reports filed by the Company with the Commission pursuant to Sections 13(a) or 15(d) of the 1934 Act, since December 31, 2010.
(c) A description of the ADSs and the Class ‘A’ Ordinary Shares is contained in Amendment No. 5 to the Company’s Registration Statement on Form F-1 (File No. 333-48556) and in Item 10 in the Company’s Annual Report on Form 20-F for the year ended December 31, 2010.
In addition, all documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a further post-effective amendment to the Registration Statement to which this prospectus pertains which indicates that all securities offered hereby have been sold, or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in and made a part of the Registration Statement to which this prospectus pertains from the date of filing of such documents.
Copies of any documents that are incorporated by reference herein, other than exhibits to such documents, may be obtained upon request without charge by written or oral request from the Company’s Corporate Secretary, Trinity Biotech plc, IDA Business Park, Bray, Co. Wicklow, Ireland. The Company’s telephone number is +353 1 276 9800.
You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with information that is different from what is contained in this prospectus. This prospectus is dated April 15, 2011. You should not assume that the information contained in this prospectus is accurate as of any date other than that date.

3,483,334 CLASS ‘A’ ORDINARY SHARES
(870,833 ADS Equivalent)
TRINITY BIOTECH PLC
Class ‘A’ Ordinary Shares
PROSPECTUS
April 15, 2011

I-1

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference
The following documents which have been filed by the Company (File No. 0-22320) with the Securities and Exchange Commission (the “Commission”), pursuant to the Securities Exchange Act of 1934, as amended (the “1934 Act”) are incorporated by reference herein and shall be deemed to be a part hereof.
(a) The Company’s Annual Report on Form 20-F for the year ended December 31, 2010 filed on April 14, 2011.
(b) All other reports filed by the Company with the Commission pursuant to Sections 13(a) or 15(d) of the 1934 Act, since December 31, 2010.
(c) A description of the ADSs and the Class ‘A’ Ordinary Shares is contained in Amendment No. 5 to the Company’s Registration Statement on Form F-1 (File No. 333-48556) and in Item 10 in the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2010.
In addition, all documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold, or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in and made a part of this Registration Statement from the date of filing of such documents. Any statement contained in a document incorporated by reference shall be deemed to be modified or superceded for purposes of this Registration Statement to the extent that it conflicts with a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference, and such statement shall not be deemed, except so modified or superceded, to constitute a part of this Registration Statement.
Copies of any documents that are incorporated by reference herein, other than exhibits to such documents, may be obtained upon request without charge by written or oral request from the Company’s Corporate Secretary, Trinity Biotech plc, IDA Business Park, Bray, Co. Wicklow, Ireland. The Company’s telephone number is 011 353 1 276 9800.
Item 4. Description of Securities
Not applicable.
Item 5. Interests of Named Experts and Counsel
Not applicable.

Item 6. Indemnification of Directors and Officers
The Company’s Articles of Association provide that every Director, Managing Director, agent secretary or other officer of the Company shall be entitled to be indemnified out of the assets of the Company against all losses or liabilities which he may sustain or incur in or about the execution of the duties of his office or otherwise in relation thereto, including any liability incurred by him in defending any proceeding, whether civil or criminal, in which judgment is given in his favor or in which he is acquitted, and no Director or other officer shall be liable for any loss, damage or misfortune which may happen to or be incurred by the Company in the execution of the duties of his office or in relation thereto.
Item 7. Exemption from Registration Claimed — Not applicable.
Item 8. Exhibits

4.	Employee Share Option Plan 2003 (filed previously with registration statement)

5.	Opinion of O’Donnell Sweeney (filed previously with registration statement)

23.1	Consent of Grant Thornton, Independent Registered Public Accounting Firm

23.2	Consent of O’Donnell Sweeney (included in Exhibit 5)
Item 9. Undertakings
(A) The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum approximate offering price set forth in the Calculation of Registration Fee table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(B) The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof
(C) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Dublin, Ireland on the 15th day of April, 2011.

TRINITY BIOTECH PLC
By:	/s/ Kevin Tansley
Kevin Tansley
Chief Financial Officer

INDEX OF EXHIBITS

4.	Employee Share Option Plan 2003

5.	Opinion of O’Donnell Sweeney (filed previously with registration statement)

23.1	Consent of Grant Thornton, Independent Registered Public Accounting Firm

23.2	Consent of O'Donnell Sweeney (included in Exhibit 5)